Exhibit 10.6

                                   Lease

   This Lease made this 1st day of January, 2008 between the SCOTT WETZEL, an individual under the laws of the state of Washington, hereinafter called the Lessor, and TREVENEX RESOURCES, INC., a corporation organized and existing under the laws of the state of Nevada of hereinafter called the Lessee, which expression, where the context so admits, shall include his executors, administrators, and assigns, party of the second part, witnesses:

   1. [Demise, Term, and Rent] That, in consideration of the covenants herein contained on the part of the Lessee to be observed and performed, the Lessor does hereby lease unto the Lessee, those certain Premises situated in the City of Spokane, County of Spokane, State of Washington, described as:

   The first floor of first lot, Suite A, of the Cataldo Business Center commonly known as 25 West Cataldo, Spokane, Washington 99201, containing approximately 1200 square feet.

   The term of this lease shall be for ONE (1) year and no (0) months, commencing January 1st, 2008 and expiring December 31st, 2008 ("the lease term").

   Lessee covenants and agrees to pay the Lessor as rental for said Premises the amounts stipulated hereinafter. All rent shall be paid in lawful money of the United States to the Lessor, at its Spokane office, 25 West Cataldo, Suite A, Spokane, WA 99201, or to such other party or places may be designated in writing hereafter by the Lessor.

RENTAL SCHEDULE               MONTHLY/QUARTERLY/ANNUAL AMOUNT(S)
------------------------      ------------------------------------------
01/1/08 THROUGH 12/31/08      $200.00/per month(1); $600/per quarter(2);
                              $2,400/per year(3)

(1) Per month, payable by the fifteenth (15th) day of each calendar month, in payment of the previous month's rent, for the lease term. For example, Lessor's initial rent payment in the amount of $200.00, for the month of January, will be due by February 15th, 2008. Rent is due by the fifteenth
(15th) day of each calendar month for the previous month's occupancy and, therefore, a final rent payment, for a single year lease, in the amount of $200.00 will be due by January 15th, 2009.

(2) Per quarter, payable by the thirtieth (30th) day of each calendar quarter, in payment of the previous month's rent, for the lease term. For example, Lessor's initial quarterly rent payment in the amount of $600, for the months of January, February and March, will be due by March 30th, 2008. Rent is due by the thirtieth (30th) day of each calendar quarter for the previous three month's occupancy and, therefore, a final rent payment, for a single year lease, in the amount of $600 will be due by December 30th, 2008.

(3) Per annual, payable by the thirtieth (30th) day of the first calendar month, in payment of the entire year's rent, for the lease term. For example, Lessor's initial through final annual rent payment in the amount of $2,400, for the months of January, February, March, April, May, June, July, August, September, October, November and December, will be due by January 30th, 2008.
2. [Lessee's Covenants.] The Lessee, for himself, his heirs, executors, administrators, and assigns, does hereby covenant with the Lessor, its successors and assigns:

(a) [To Keep in Repair and Replace Glass Broken.] That he will keep all and singular the said building and premises, including the plumbing and heating plant and elevator, in such repair as the same are at the commencement of the said term or may be put in during the continuance thereof, reasonable wear and tear and damage by fire or other unavoidable casualty only excepted, and will promptly replace all glass thereof broken during the said term by other of the same size and quality.

(b) [Not to Injure or Overload.] That he will not injure, overload, or deface or suffer to be injured, overloaded, or defaced the premises or any part thereof.

(c) [To Indemnify against Accidents and Negligence-Snow and Ice.] That he will save harmless and indemnify the Lessor from and against all loss, liability, or expense that may be incurred by reason of any accident with the equipment, machinery, hatchways, gas or water or other pipes, or from any damage, neglect or misadventure arising from or in any way growing out of the use, misuse, or abuse of the city water, or from the bursting of any pipes, or from any neglect in the use of coalholes and covers, or in not removing snow and ice from the sidewalks or from the roof of the building.

(d) [Not to Suffer Unlawful Use, or to Endanger Insurance, etc.] That he will not make or suffer any unlawful, improper, or offensive use of the premises, or any use or occupancy thereof contrary to any law of the state or any ordinance of the said city now or hereafter made, or which shall be injurious to any person or property, or which shall be liable to endanger or affect any insurance on said building or to increase the premium thereof.

(e) [Not to Make Alterations, Place Signs, etc.] Not to make any alterations or additions in or to the premises without the written consent of the Lessor, nor to suffer any holes to be made or drilled in the outside stone or brick work, nor to suffer any signs to be placed upon the building except such as the Lessor shall in writing approve.

(f) [Not to Assign.] Not to assign, underlet, or part with the possession of the whole or any part of the demised premises without first obtaining the written consent of the Lessor.

(g) [To Permit Lessor to Enter.] That the Lessor at all seasonable times may enter to view the premises and to make repairs which the Lessor may see fit to make, or to show the premises to persons who may wish to lease or buy, and that during three (3) months next preceding the expiration of the term he will permit the Lessor to place and keep upon the front of the building a notice that the premises are for rent or for sale.

(h) [To Yield up Premises.] That at the expiration of the said term the Lessee will peaceably yield up to the Lessor or those having his estate therein the premises and all erections and additions made upon the same, in good repair in all respects, reasonable use and wear and damage by fire and other unavoidable casualties excepted, as the same now are or may be put in by the Lessor.

(i) [Assent Not Waiver of Future Breach of Covenants.] That no assent express or implied, by the Lessor to any breach of any of the Lessee's covenants, shall be deemed to be a waiver of any succeeding breach of the same covenant.

3. [Quiet Enjoyment.] Lessor shall furnish Lessee with the quiet and peaceful possession and enjoyment of said Premises during the lease term, so long as the Lessee shall comply herewith, without any manner of hindrance from the Lessor.

4. [Termination of Demise or Suspension of Rent in Case of Fire, etc.] Provided, also, that in case the demised premises or any part thereof shall at any time during the said term be destroyed or damaged by fire or other unavoidable casualty so as to be unfit for occupancy and use, and so that the
premises cannot be rebuilt or restored by the Lessor within    Sixty (60)
days thereafter, then and in that case this demise shall determine; but if
the premises can be rebuilt or restored within    Sixty (60)  days, the
Lessor will at his own expense and with due diligence so rebuild or restore the premises, and a just and proportionate part of the rents hereby reserved shall be paid by the Lessee until the premises shall have been so rebuilt or restored.

5. [Termination of Demise or Suspension of Rent in Case of Taking by Eminent Domain.] Provided, also, that in case the whole or any part of the premises hereby demised shall be taken by the city of Spokane, the county of Spokane, state of Washington, or any other public authority for any public use, then this demise shall determine (if only a part is taken, at the election of the Lessee) from the time when possession of the whole or of the part so taken shall be required for such public use, and the rents, properly apportioned, shall be paid up to that time; and the Lessee (whether he elects that this demise shall so determine or not) shall not claim or be entitled to any part of the award to be made for damages for such taking for public use; and such taking shall not be deemed a breach of the Lessor's covenant for quiet enjoyment hereinbefore contained: (Provided, further, that if the Lessee shall not so elect that this demise shall determine, the obligations and liabilities of the Lessee upon his covenants hereinbefore contained shall continue in all respects notwithstanding such taking for public use.)

6. [Default of Lessee and Payment of Attorney's Fees]

(a) [Forfeiture and Reentry] If any rent shall remain unpaid for more than ten (10) days after same is due and payable, of if Lessee shall violate or default in its performance of any other agreement, condition or stipulation herein, and such violation or default shall continue for thirty (30) days after written notice by Lessor to Lessee of such violation of default, then without prejudice to any other remedies which Lessor might have, Lessor may, at its election declare this Lease forfeited and the lease term ended, and reenter the Premises, with or without process of law, and remove all persons or chattels there from.

(b) [Lessee Still Liable for Rent] Lessor shall not be liable for damages by reasons of such reentry but, not withstanding such reentry by Lessor, the liability of Lessee for the Rent provided for herein shall not be extinguished for the balance of the lease term, and Lessee aggress to make good to Lessor any deficiency arising from a reentry and reletting of the Premises at lesser rent and other charges herein reserved and Lessee shall pay such deficiencies each month as the amount thereof is ascertained by Lessor.

(c) [Lessor may Relet] In case of such reentry, Lessor may relet the Premises upon such terms as it sees fit and for a term which may expire before or after the expiration date of this Lease.

(d) [Attorney's Fees] Each party hereunder agrees to pay to the prevailing party all fees incurred by Lessor or Lessee to enforce the provisions of this Lease, or the collection of rent due Lessor hereunder, or in any suit or action instituted by Lessee or a third party in which Lessor must participate in order to enforce the provisions of this Lease.

7. [Lessor's Liability] Lessor shall not be liable to Lessee or to Lessee's employees, agents or visitors, or to any other person whomsoever for any injury to person or damage to or loss of property on or about the Premises caused by the act, negligence or misconduct of Lessee, its employees, subtenants, or licensees, or of any other person entering the Premises under express or implied invitation of Lessee, or arising out of the use of the Premises by Lessee and the conduct of its business therein, or arising out of any breach or default by Lessee in the performance of its obligations hereunder.

(a) [Lessee's Indemnification Inapplicable to Lessor's Gross Negligence] Lessee's indemnify and hold harmless agreements shall not apply to injuries to persons or damages to property arising from failure of Lessor to perform its obligations hereunder nor from gross negligence of Lessor or its agents.

(b) [Events Beyond Lessor's Control] Lessor shall not be deemed in default with respect to the performance of any of the terms, conditions and covenants of this Lease, if Lessor's failure to perform shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental control or regulations, inability to obtain any material, service or financing, through Act of God or other cause beyond the control of the Lessor, providing such cause is not due to the willful act or gross negligence of the Lessor.

8.  [Miscellaneous]

(a) [Surrender of Lease] The surrender of this Lease by Lessee, or a mutual termination thereof, shall not work as a merger and may, at the option of Lessor, terminate any or all existing subleases or concessions, or may operate as an assignment to it of any or all subleases or concessions, if Lessor so elects.

(b) [Successors and Assigns] All the provisions of this Lease shall be binding upon and inure to the benefit of and shall apply to their respective heirs, successors, assigns and legal representatives of Lessor and Lessee, respectively.

(c) [Notices] All notices in this Lease shall be given by either party hereto to the other shall be deemed to have been given when made in writing and deposited in the United States Mail, certified and postage prepaid, return receipted requested, or hand delivered, to the following address:

TO LESSOR:        SCOTT WETZEL
                  1611 West Panorama Avenue
                  Spokane, WA 99208


TO LESSEE:        TREVENEX RESOURCES, INC.
                  25 West Cataldo
                  Suite A
                  Spokane, WA 99201

Said parties have hereunto set their hands and seals, or caused these presents to be signed by their corporate officers and caused their corporate seals to be hereto affixed, the day and year first above written. This Lease may be accomplished in counterparts.

LESSOR:                              LESSEE:
SCOTT WETZEL                         TREVENEX RESOURCES, INC.

By: /s/ Scott Wetzel                 By: /s/ Raymond Kuh
    ----------------                     ---------------

Title:  President                    Title:  Secretary



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